UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2013

Baker Hughes Incorporated
(Exact name of registrant as specified in charter)

Delaware	1-9397	76-0207995
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2929 Allen Parkway, Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (713) 439-8600
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.
On October 24, 2013, the Board of Directors of Baker Hughes Incorporated (the “Company”) approved an amendment of the Restated Bylaws of the Company, effective as of October 24, 2013 (as so amended, the “Bylaws”), that added a new Article VI, Section 8, which provides, subject to certain exceptions, that the State of Delaware will be the exclusive forum for certain legal actions.
The foregoing description of the new provision of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On October 24, 2013, the Board of Directors of the Company increased the authorization to purchase the Company’s common stock under the Company’s share repurchase program by $800 million, to a new total of $2.0 billion. Repurchases are expected to be made on a discretionary basis in the open market or otherwise at times and in amounts as determined by management, subject to market conditions, applicable legal requirements, available cash and other factors. All or part of the repurchases may be implemented under a Rule 10b5-1 trading plan. No assurance can be given that any particular amount of common stock will be repurchased. The stock repurchase program may be suspended or discontinued at any time.
Forward-Looking Statements
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. The factors that could cause actual results to differ materially from those suggested by such statements include, but are not limited to, economic conditions and other factors that might affect the timing and amount of the repurchase program. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, Baker Hughes’ subsequent quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013; and those set forth from time-to-time in other filings with the Securities and Exchange Commission (“SEC”). The documents are available through the Company’s website at: www.bakerhughes.com/investor or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (“EDGAR”) at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

3.1 *	Bylaws dated October 24, 2013
* Filed herewith.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKER HUGHES INCORPORATED

Dated: October 24, 2013	By:	/s/ Lee Whitley
Lee Whitley Corporate Secretary and Senior Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description
3.1 *	Bylaws dated October 24, 2013

* Filed herewith.